For the six month period ended (a) 08/31/02
File number (c) 811-09805

	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

New Era Growth Fund
1.	Name of Issuer
Hewitt Associates LLC

2.	Date of Purchase
6/26/02

3.	Number of Securities Purchased
8,600

4.	Dollar Amount of Purchase
$163,400

5.	Price Per Unit
$19.00

6.	Name(s) of Underwriter(s) or Dealer(s)
From whom purchased
Goldman Sachs

7.	Other Members of the Underwriting Syndicate
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
UBS Warburg LLC
Wachovia Securities Inc.
Robert W. Baird & Co. Inc.
Bear, Stearns & Co. Inc.
William Blair & Company, L.L.C.
A.G. Edwards & Sons, Inc.
Epoch Securities Inc.
Legg Mason Wood Walker, Inc.
Prudential Securities Incorporated
SG Cowen Securities Inc.




For the six month period ended (a) 08/31/02
File number (c) 811-09805

	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

New Era Growth Fund
1.	Name of Issuer
Regal Entertainment

2.	Date of Purchase
5/09/02

3.	Number of Securities Purchased
15.26

4.	Dollar Amount of Purchase
$290

5.	Price Per Unit
$19.00

6.	Name(s) of Underwriter(s) or Dealer(s)
From whom purchased
Prudential Securities

7.	Other Members of the Underwriting Syndicate
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Lehman Brothers Inc.
Robertson Stephens, Inc.
CIBC World Markets Corp.
Prudential Securities Incorporated
Thomas Weisel Partners LLC
C.L. King & Associates, Inc.
Kaufman Brothers., L.P.
Robert W. Baird & Co. Inc.
Hoefer & Arnett, Inc.